Exhibit 10.17

OFFICER RESTRICTED STOCK AGREEMENT

This RESTRICTED STOCK AGREEMENT (the “Agreement”), dated as of the grant date set forth in the Notice of Restricted Stock Grant (the “Grant Notice”), is between Deltek, Inc., a Delaware corporation (together with its successors, the “Company”), and the individual whose name is set forth on the Grant Notice (the “Grantee”).

This Agreement evidences the award of restricted shares of common stock, par value $.001 per share, of the Company (each, an “Award Share,” and collectively, the “Award Shares”) to the Grantee pursuant to the Company’s 2007 Stock Incentive and Award Plan (the “Plan”) and as set forth in the Grant Notice. The award is conditioned upon the Grantee’s agreement to the terms described below. All of the provisions of the Plan are expressly incorporated into this Agreement.

A signed Grant Notice, and such other documents as may be requested by the Company pursuant to Section 9 of the Plan, must be returned to the General Counsel so that the documents are received by the General Counsel no later than 30 days after the date the Grant Notice is provided to the Grantee. If the General Counsel does not receive these documents by this deadline, this Agreement and the grant evidenced by the Grant Notice will be null and void.

1. Terminology. Unless otherwise provided in this Agreement, capitalized words used in this Agreement are defined in the Glossary at the end of this Agreement or in the Plan.

2. Vesting.

(a) Prior to the first anniversary of the Grant Date as set forth in the Grant Notice (the “Grant Date”), none of the Award Shares will become vested;

(b) On or after the first anniversary of the Grant Date but before the second anniversary of the Grant Date, 25% of the aggregate number of Award Shares will become fully vested;

(c) On or after the second anniversary of the Grant Date but before the third anniversary of the Grant Date, 50% of the aggregate number of Award Shares will become fully vested;

(d) On or after the third anniversary of the Grant Date but before the fourth anniversary of the Grant Date, 75% of the aggregate number of Award Shares will become fully vested; and

(e) On or after the fourth anniversary of the Grant Date, 100% of the aggregate number of Award Shares will become fully vested;

ALTERNATIVE A

provided, however, that notwithstanding the foregoing vesting schedule, the Award Shares will become fully vested to the extent then unvested if on the date of or within 18 months following a Change in Control the Grantee’s employment is terminated (i) by either the Company or its successor without Cause or (ii) by the Grantee for Good Reason.

ALTERNATIVE B

provided, however, that notwithstanding the foregoing vesting schedule, the Award Shares will become fully vested to the extent then unvested in the event of a Change in Control occurring while the Grantee is employed by the Company.

3. Death; Disability. Subject to the provisions of this Agreement and the Plan, and notwithstanding any other provision of Section 2, the Award Shares will become fully vested if the Grantee (i) dies or (ii) ceases to be a full-time employee due to the Disability of the Grantee.

4. New Mountain Sales or Other Events.

(a) Prior to the anticipated date of a sale of shares by the NMP Entities (an “NMP Sale”), the Company will give the Grantee notice of such sale (a “Sale Notice”) if the Grantee is required or permitted to participate in an NMP Sale pursuant to any applicable Shareholder’s Agreement.

(b) Notwithstanding anything in Section 2 to the contrary, in connection with an NMP Sale in which the Grantee will participate, unvested Award Shares will vest to the extent that (A) the number of shares with respect to which the Grantee is required or permitted to participate in such NMP Sale exceeds (B) the number of shares previously issued to the Grantee and not previously disposed of plus the number of shares underlying vested equity awards held by the Grantee.

(c) If such NMP Sale is not completed, any accelerated vesting of Award Shares pursuant to this Section 4 will be of no force or effect, and Award Shares will continue to vest thereafter to the extent they would have vested if no Sale Notice had been given.

5. Multiple Agreements. Notwithstanding anything in Section 4 to the contrary, if the Grantee is permitted or required to participate in an NMP Sale pursuant to the analogous provisions of more than one restricted stock agreement or stock option agreement between the Grantee and the Company (any such agreement, including this Agreement, an “Award Agreement”), then the Company will have the right, at its option, to designate the Award Agreement or Award Agreements pursuant to which the Grantee may, or will, participate in such NMP Sale (including the accelerated vesting of shares or options thereunder); provided, however, that in no event will any such determination reduce the aggregate number of shares that the Grantee would otherwise be permitted or required, as applicable, to sell in connection with such NMP sale.

6. Continuation of Plan upon Total Sale. Subject to the provisions of Sections 2 and 4, upon the effective date of any Total Sale, any unvested portion of the Award Shares will terminate unless provision has been made in writing in connection with such Total Sale for the continuance of the Plan and such unvested portion of the Award Shares or for the assumption of such unvested portion of the Award Shares by a successor to the Company or for the substitution for such unvested portion of the Award Shares with new Award Shares or other securities or other equity interests of such successor with appropriate adjustments as to number and kind of shares or other securities or other equity interests, prices and other terms of such Award Shares. If provision in writing is made as described above in connection with a Total Sale, the unvested portion of the Award Shares or the new award shares substituted therefor will continue in the manner and under the terms provided in the Plan and this Agreement and in such writing.

7. Termination of Employment. Subject to the provisions of Sections 2 and 4, if the Grantee’s employment with the Company ceases for any reason, all Award Shares that are not then vested will be immediately forfeited by the Grantee and transferred to the Company upon such cessation for no consideration.

8. Restrictions on Transfer.

(a) Until an Award Share becomes vested and unrestricted pursuant to the terms of any applicable Shareholders’ Agreement, it may not, without the prior written consent of the Company, be sold, assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise), except by will or the laws of descent and distribution, and shall not be subject to execution, attachment or similar process.

(b) Any attempt to dispose of any such Award Shares in contravention of the restrictions set forth in Section 8(a) shall be null and void and without effect. The Company will not be required to (i) transfer on its books any Award Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Award Shares, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom Award Shares have been transferred in contravention of this Agreement.

9. Stock Certificates. The Grantee is reflected as the owner of record of the Award Shares as of the Grant Date on the Company’s books. The Company or an escrow agent appointed by the Administrator will hold in escrow the share certificates for safekeeping, or the Company may otherwise retain the Award Shares in uncertificated book entry form, until the Award Shares become vested and unrestricted. Until the Award Shares become vested and unrestricted, any share certificates representing such shares will include a legend to the effect that the Grantee may not sell, assign, transfer, exchange, pledge, encumber or hypothecate the Award Shares. All regular cash dividends, if any, on the Award Shares held by the Company will be paid directly to the Grantee on the dividend payment date. As soon as practicable after the Award Shares have vested and become unrestricted, the Company will make arrangements for the delivery of the shares to the Grantee. The Grantee shall deliver to the Company a stock power, endorsed in blank, with respect to any Award Shares that have been forfeited pursuant to this Agreement.

10. Tax Election and Tax Withholding.

(a) The Grantee agrees to make full provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the grant or vesting of the Award Shares. The Company shall have the right to deduct from any compensation or any other payment of any kind due the Grantee (including withholding the issuance or delivery of shares of Award Shares or redeeming Award Shares) the amount of any federal, state, local or foreign taxes required by law to be withheld as a result of the grant or vesting of the Award Shares in whole or in part; provided, however, that the value of the Award Shares withheld or redeemed may not exceed the statutory minimum withholding amount required by law. In lieu of such deduction, the Company may require the Grantee to make a cash payment to the Company equal to the amount required to be withheld. If the Grantee does not make such payment when requested, the Company may refuse to issue any common stock certificate under this Agreement for the Award Shares until such payment has been made.

(b) The Grantee acknowledges that he or she has been advised by the Company to seek independent tax advice from his or her own advisors regarding the advisability of making an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and that any such election, if made, must be made within 30 days of the Grant Date. The Grantee expressly acknowledges that he or she is solely responsible for filing any such Section 83(b) election with the appropriate governmental authorities, irrespective of the fact that such election is also delivered to the Company.

11. Adjustments for Changes in Capitalization and Other Events.

(a) Change in Capitalization. In the event of a Change in Capitalization, as defined in the Plan, the Administrator shall make such adjustments, if any, as it determines are equitable and appropriate to the number and class of shares or other stock or securities which are subject to this award of Award Shares. The Administrator shall make adjustments, in its discretion, to address the treatment of fractional shares with respect to the Award Shares as a result of a Change in Capitalization; provided, however, that such adjustments do not result in the issuance of fractional Award Shares. Adjustments under this Section 11 will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.

(b) Binding Nature of Agreement. The terms and conditions of this Agreement shall apply with equal force to any additional and/or substitute securities received by the Grantee in exchange for, or by virtue of his or her ownership of, the Award Shares, to the same extent as the Award Shares with respect to which such additional and/or substitute securities are distributed, whether as a result of any Change in Capitalization, or similar event, except as otherwise determined by the Administrator. If the Award Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation or pursuant to any merger of the Company or acquisition of its assets, securities of another entity, or other property (including cash), then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor, and this Agreement shall apply to the securities or other property (including cash) received upon such conversion, exchange or distribution in the same manner and to the same extent as the Award Shares.

12. Non-Guarantee of Employment. Nothing in the Plan or this Agreement shall alter the Grantee’s at-will or other employment status with the Company, nor be construed as a contract of employment between the Company and the Grantee, or as a contractual right of the Grantee to continue in the employ of the Company for any period of time, or as a limitation of the right of the Company to discharge the Grantee at any time with or without cause or notice and whether or not such discharge results in the forfeiture of any Award Shares or any other adverse effect on the Grantee’s interests under the Plan.

13. Rights as Stockholder. Except as otherwise provided in Section 8 of this Agreement, the Grantee will possess all incidents of ownership of the Award Shares, including the right to vote the Award Shares and receive dividends and/or other distributions declared on the Award Shares; provided, however, that if Award Shares are subject to any applicable Shareholders’ Agreement, or any other agreement governing the rights, duties and obligations of award holders with respect to shares issued pursuant to such Award, such Award Shares shall be maintained as provided in, and subject to the restrictions in, such Shareholders’ Agreement or other agreement.

14. The Company’s Rights. The existence of the Award Shares shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

15. Notices. All notices, requests and other communications provided for under the terms of this Agreement must be in writing. Any notice, request or other communication hereunder must be sent by (i) personal delivery, (ii) facsimile, with confirmation of receipt, to the number indicated, (iii) commercial overnight delivery service courier or (iv) registered or certified mail, return receipt requested, postage prepaid, in each case addressed to the intended recipient as set forth below:

(a) If to the Company, to:

Deltek, Inc.

13880 Dulles Corner Lane

Herndon, Virginia 20171

Attention: General Counsel

Facsimile: (703) 880-0260

(b) If to the Grantee, at the most recent address or facsimile number contained in the Company’s records, and if to the Grantee’s legal representative, to such Person at the address of which the Company is notified in accordance with this Section 15.

All such notices, requests and other communications shall be deemed to have been given when received. Any party may change its facsimile number or its address to which notices, requests and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner then set forth.

16. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the Award Shares granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Award Shares granted hereunder shall be void and ineffective for all purposes.

17. Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would adversely alter or impair any rights or obligations under the Agreement as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto.

18. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is available upon request to the General Counsel.

19. Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Delaware, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect to this Agreement or the Award Shares will be brought in the federal or state courts in the districts which include Herndon, Virginia, and the Grantee agrees and submits to the personal jurisdiction and venue of all such courts.

20. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE COMPANY AND THE GRANTEE IRREVOCABLY, WAIVE, AND COVENANT THAT NEITHER WILL ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN WHOLE OR IN PART ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREE THAT EITHER MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT IRREVOCABLY TO WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING. SUCH ACTION OR PROCEEDING SHALL INSTEAD BE TRIED IN A SELECTED COURT BY A JUDGE SITTING WITHOUT A JURY.

21. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

22. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

23. Electronic Delivery of Documents. By accepting the Award Shares and signing the Grant Notice, the Grantee (i) consents to the electronic delivery of this Agreement, all information with respect to the Plan and the Award Shares and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to him or her by contacting the Company by telephone or in writing; (iii) acknowledges that he or she may revoke his or her consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) acknowledges that he or she understand that he or she is not required to consent to electronic delivery of documents.

GLOSSARY

(a) “Administrator” means the Compensation Committee of the Board of Directors of Deltek, Inc. (the “Board”) or such committee or committees appointed by the Board to administer the Plan.

(b) “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with Deltek, Inc. (including, but not limited to, joint ventures, limited liability companies and partnerships). For this purpose, “control” means ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

(c) “Cause” shall mean, (i) if the Grantee is a party to an employment or a severance agreement with the Company or one of its Subsidiaries, the occurrence of any circumstance defined as “Cause” in such employment or severance agreement, or (ii) if the Grantee is not a party to an employment agreement or severance agreement with the Company or one of its Subsidiaries, (A) an indictment or conviction of the Grantee for the commission of a felony, (B) a commission by the Grantee of one or more acts involving fraud or moral turpitude that bring discredit on the Company, (C) misconduct by the Grantee which is materially injurious to the Company or (D) the determination made in good faith by the Administrator that the Grantee is failing to fulfill his or her assigned duties as an employee of the Company or under his or her employment agreement with the Company.

(d) A “Change in Control” will have occurred if (A) any third party not affiliated with New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P. or Allegheny New Mountain Partners, L.P. or any of their affiliates (collectively, “New Mountain”), but excluding the deLaski Shareholders (as defined in the Shareholders’ Agreement), owns, directly or indirectly, more voting capital stock of the Company than New Mountain owns or (B) a third party not so affiliated has or obtains the right to elect a majority of the Board.

(e) “Disability” means a physical or mental condition as a result of which the Grantee is unable to perform the primary duties, responsibilities and functions of his or her position at the Company for a period of at least 90 days, as determined by the Administrator.

(f) “Good Reason” shall mean (A) (x) a material reduction, without Grantee’s written consent, of the nature and scope of the authorities, powers, functions or duties assigned to him or her or (y) any reduction, without Grantee’s written consent, of his or her compensation (including, without limitation, annual base salary or target annual bonus opportunity) (provided, however, that, neither a change in Grantee’s reporting responsibilities nor the Company ceasing to be a publicly registered company shall in itself constitute Good Reason unless as a result thereof there is a material reduction, without Grantee’s written consent, of the nature and scope of the authorities, powers, functions or duties assigned to him or her), (B) the Company’s requiring Grantee, without Grantee’s prior written consent, to change the office location at which he or she is based which results in him or her having a commute to such location from his or her residence in excess of 75 miles or in excess of 120% (in miles) of Grantee’s commute immediately prior to the date of such change of location, whichever is greater, or (C) the Company’s breach of any material terms of Grantee’s employment and, in the case of clause (A) or (C), such reduction or breach is not cured within 30 days after written notice by Grantee to the Company identifying such reduction or breach. In order to constitute termination for Good Reason, Grantee must terminate his or her employment within 60 days after the basis for such termination becomes known to him or her (or, in the case of clause (A) or (C), within 30 days after the Company has failed to cure such reduction or breach).